                                                                 Exhibit 10.16

                       SECURITY AND STOCK PLEDGE AGREEMENT

This Security and Stock Pledge Agreement effective as of November 1, 1998 by and between John Peace ("Borrower") and TomaHawk II Inc. ("Lender").

In consideration of the mutual terms, conditions and covenants herein under set forth, Borrower and Lender agree as follows:

(1) In exchange of consideration stated in two Promissory Notes aggregating the sum of One Hundred Ten Thousand Seven Hundred and Seventy Five Dollars ($110,775) all of which were consolidated in a Consolidated Promissory Note, Borrower agrees to provide as security shares of stock of the Tomahawk Corporation, which are evidenced and represented by the following Stock Certificates for the number of shares identified and for the following sums of money as herein identified.

(a)  Certificate C00680, No. of Shares   425,000, Amount $50,000
(b)  Certificate C01102, No. of Shares   425,000, Amount $60,000


(2) As security for the loan, evidenced in the accompanying Consolidated Promissory Note, Borrower hereby pledges, assigns, transfers and grants to Lender a security interest in the number of shares as listed in the preceding paragraph.

(3) In furtherance of the pledge, assignment, transfer and grant of the security interest, Borrower shall, and has, delivered to Lender the number of shares as listed in paragraph (1) of this agreement as evidenced and represented by Stock Certificate Nos. C00680, C01102.

(4) Borrower shall not pledge, borrow against, collaterize against, hypothecate, assign, transfer, sell or in any other manner diminish or impair the value of the stock pledged or the security interest without the express written authorization of the Lender.

(5) During the term of this agreement, which shall run contemporaneously with the accompanying Consolidated Promissory Note, the Borrower shall own the pledged shares. The pledged stock shall be held in trust by Lender for Borrower in a safe place and Lender shall not alienate, transfer, assign, hypothecate, sell, pledge, or in any other manner dispose of, or impair the value of the pledged stock until such time as the Borrower is in default of the

             SECURITY AND STOCK PLEDGE AGREEMENT PAGE 2 (JOHN PEACE)

     accompanying Consolidated Promissory Note. Lender shall return the security pledged in this agreement to Borrower upon the compliance within the terms contained in the accompanying Consolidated Promissory Note. Upon default and after exhausting efforts to sell the stock as referenced in paragraph 6 of this agreement, the Lender and/or Borrower, depending upon which party is in possession, shall return any unsold shares to the Tomahawk Corporation.

(6) If in default in the terms of this agreement or the accompanying Consolidated Promissory note is not paid when due, Lender shall be deemed the owner of the stock described above and Borrower hereby consents to the transfer to the stock to Lender without further notice The foregoing notwithstanding, at any time Borrower seeks to sell the stock pledged under this agreement, the parties agree to cooperate reasonably and in good faith to arrange a sale of that portion of the shares of stock pledged under this agreement as is reasonably appropriate to raise funds necessary to satisfy Borrower's obligation. Borrower agrees that all proceeds from the sale of pledged stock shall first be applied to satisfy Borrowers obligation under the Consolidated Promissory Note. It is expressly understood that to the extent that the stock secured and pledged by this agreement upon sale does not satisfy the debt, the Borrower is not liable for any deficiency. To the extent that any balance of the shares remains after satisfaction of the debt, such shares shall be returned to Borrower.


(7) Borrower shall have the right to exercise all voting rights to the stock pledged.

(8)  The parties may amend or modify this agreement in writing.



INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Security and Pledge Agreement to be executed as of the date first above written.


---------------------------                           ------------------------
JOHN PEACE, Borrower                                  TOMAHAWK II, INC. Lender
                                                      BY: